Exhibit 99.1

                    SHARE EXCHANGE AGREEMENT

                          BY AND AMONG

                  PARK HILL CAPITAL III CORP.,

                     POLARA GLOBAL LIMITED,

             THE POLARA GLOBAL LIMITED SHAREHOLDERS

                              AND

         WUJIANG DEYI FASHIONS CLOTHES COMPANY LIMITED





                        January 26, 2006

                       TABLE OF CONTENTS
SHARE EXCHANGE AGREEMENT                                              1
WITNESSETH:                                                           1
ARTICLE I                                                             1
DEFINITIONS                                                           1
ARTICLE II                                                            5
TRANSACTIONS; TERMS OF SHARE EXCHANGE; MANNER OF EXCHANGE             5
2.1  Exchange of Shares.                                              5
2.2  Escrow Provisions.                                               6
2.3  Time and Place of Closing.                                       6
2.4  Effective Time.                                                  7
2.5  Exchange of Shares.                                              7
2.6  Legending of Securities.                                         7
2.7  Fractional Shares.                                               7
2.8  Lost, Stolen or Destroyed Certificates.                          7
ARTICLE III                                                           8
REPRESENTATIONS AND WARRANTIES OF PARK HILL                           8
3.1  Organization.                                                    8
3.2  Authorization; Enforceability.                                   8
3.3  No Violation or Conflict.                                        8
3.4  Consents of Governmental Authorities and Others.                 8
3.5  Conduct of Business.                                             9
3.6  Litigation.                                                      9
3.7  Brokers.                                                         9
3.8  Compliance.                                                      9
3.9  Charter, Bylaws and Corporate Records.                          10
3.10 Subsidiaries.                                                   10
3.11 Capitalization.                                                 10
3.12 Rights, Warrants, Options.                                      10
3.13 Commission Filings and Financial Statements.                    10
3.14 Absence of Undisclosed Liabilities.                             10
3.15 Real Property.                                                  11
3.16 Benefit Plans and Agreements.                                   11
3.17 Taxes.                                                          11
3.18 Environmental Matters.                                          12
3.19 Material Agreements.                                            13
3.20 Disclosure.                                                     13
ARTICLE IV                                                           13
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DEYI               13
4.1  Organization.                                                   13
4.2  Authorization; Enforceability.                                  14
4.3  No Violation or Conflict.                                       14
4.4  Consents of Governmental Authorities and Others.                14
4.5  Litigation.                                                     14
4.6  Brokers.                                                        14
4.7  Compliance.                                                     15
4.8  Charter, Bylaws and Corporate Records.                          15
4.9  Capitalization.                                                 15
4.10 Subsidiaries.                                                   15
4.11 Rights, Warrants, Options.                                      15
4.12 Conduct of Business.                                            16
4.13 Taxes.                                                          16
4.14 Environmental Matters.                                          18
4.15 Financial Statements.                                           18
4.16 Absence of Undisclosed Liabilities.                             18
4.17 Employment Agreements; Employee Benefit Plans and Employee
     Payments.                                                       19
4.18 Intellectual Property.                                          19
4.19 Properties.                                                     20
4.20 Disclosure.                                                     20
ARTICLE V                                                            20
ADDITIONAL AGREEMENTS                                                20
5.1  Survival of the Representations and Warranties.                 20
5.2  Investigation.                                                  21
5.3  The Company and DeYi Indemnification.                           21
5.4  Limitations on the Company and DeYi's Indemnification from Park
     Hill.                                                           21
5.5  Park Hill's Indemnification for this Agreement.                 21
5.6  Limitations on Park Hill and the Park Hill Controlling
     Shareholders Indemnification.                                   22
5.7  Indemnification of Park Hill, and its Officers, Directors and
     the Park Hill Controlling Shareholders for the Financing.       22
5.8  Indemnity Procedure.                                            22
ARTICLE VI                                                           23
CLOSING; DELIVERIES; CONDITIONS PRECEDENT                            23
6.1  Closing; Effective Date.                                        23
6.2  Deliveries                                                      23
6.3  Conditions Precedent to the Obligations of the Company and DeYi.25
6.4  Conditions Precedent to the Obligations of Park Hill.           26
6.5  Best Efforts.                                                   27
6.6  Termination.                                                    28
6.7  Registration Rights.                                            28
ARTICLE VII                                                          29
COVENANTS                                                            29
7.1  Financing.                                                      29
7.2  General Confidentiality.                                        29
7.3  Tax Treatment.                                                  29
7.4  General.                                                        29
ARTICLE VIII                                                         29
MISCELLANEOUS                                                        29
8.1  Notices.                                                        29
8.2  Entire Agreement; Incorporation.                                30
8.3  Binding Effect.                                                 30
8.4  Assignment.                                                     31
8.5  Waiver and Amendment.                                           31
8.6  No Third Party Beneficiary.                                     31
8.7  Severability.                                                   31
8.8  Expenses.                                                       31
8.9  Headings.                                                       31
8.10 Other Remedies; Injunctive Relief.                              32
8.11 Counterparts.                                                   32
8.12 Remedies Exclusive.                                             32
8.13 Governing Law.                                                  32
8.14 Jurisdiction and Venue.                                         32
8.15 Participation of Parties.                                       32
8.16 Further Assurances.                                             33
8.17 Publicity.                                                      33
8.18 No Solicitation.                                                33


EXHIBITS

Exhibit A - Escrow Agreement
Exhibit B   Financial Statements

                    SHARE EXCHANGE AGREEMENT

     This SHARE EXCHANGE AGREEMENT (the "Agreement"), effective as of January 26, 2006, by and among Park Hill Capital III, Corp., a Nevada corporation ("Park Hill"), Polara Global Limited, a British Virgin Islands international business company (the "Company"), each of the shareholders of the Company (the "Company Shareholders") and WuJiang DeYi Fashions Clothes Company Limited, a People's Republic of China limited liability company ("DeYi").

                      W I T N E S S E T H:

      WHEREAS, the Company Shareholders presently own 100% of the common stock of the Company (the "Polara Shares"), which in turn owns 100% of the membership interests in DeYi; and

     WHEREAS, Park Hill desires to acquire from the Company Shareholders all of the Polara Shares in exchange (the "Exchange") for the issuance by Park Hill of 73,834,000 shares of Park Hill's common stock on the terms and conditions set forth below; and

     WHEREAS, upon the consummation of the Exchange, Park Hill will have 77,720,000 shares of common stock issued and outstanding, and the 73,834,000 shares owned by the Company Shareholders will constitute 95% of the Company's issued and outstanding common stock after giving effect to the Exchange; and

     WHEREAS, the parties desire this to be a tax-free exchange under the Internal Revenue Code.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

                            ARTICLE I

                           Definitions

     In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

     "Affiliate" shall mean with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall mean this Share Exchange Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

     "Certificates" shall have the meaning set forth in Section 2.5.

     "Closing" shall have the meaning set forth in Section 2.3.

     "Closing Date" shall mean the date that the Closing takes place.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the United States Securities and Exchange
Commission.

     "Company/Deyi Loss" shall have the meaning set forth in Section 5.3.

     "Company Shareholders" shall have the meaning set forth in the introductory paragraph.

     "Company Controlling Shareholders" shall mean Yao Derong, Itochu Textile Materials (Asia) Limited, Yao Yunzhen, Yao Yunhong, Ren Weirong, and Tang Shengli.

     "Confidential Information" means any information concerning the businesses and affairs of the Company, DeYi, or Park Hill that is not already generally available to the public.

     "DeYi Membership Interests" shall mean the membership interests of DeYi.

     "Effective Time" shall have the meaning set forth in Section 2.4.

     "Environmental Laws" shall have the meaning set forth in Section 3.18.

     "Exchange" shall have the meaning set forth in the recitals.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Consideration" shall have the meaning set forth in Section
2.1(a).

     "Exchange Documents" shall have the meaning set forth in Section 3.2.

     "Financial Statements" shall mean : (i) DeYi's audited balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal year ended December 31, 2004 with an unqualified opinion, and (ii) the Company and DeYi's unaudited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the nine month periods ended September 30, 2005 and September 30, 2004.

     "Financing" shall mean that certain offering of securities of Park Hill (post Exchange) in which Westminster Securities Corporation will act as placement agent, pursuant to a private placement memorandum, in which Park Hill shall attempt to raise not less than $5,000,000 on terms and conditions acceptable to Park Hill (post Exchange) in its sole and absolute discretion.

     "GAAP" shall mean United States generally accepted accounting principles.

     "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

     "Indemnified Party" shall have the meaning set forth in Section 5.8.

     "Indemnifying Party" shall have the meaning set forth in Section 5.8.

     "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets.

     "Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

     "Knowledge" shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such reasonable investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer, director or manager of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after such reasonable investigation and inquiry as such senior officer, director, manager or responsible Person would under such similar circumstances make.

     "Law" and "Laws" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

     "Liabilities" shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP to be set forth on a financial statement.

     "Litigation" shall mean any actions, suits, investigations, claims or proceedings.

     "Material Adverse Effect" shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, or business of Park Hill, the Company or DeYi, as applicable.

     "Park Hill Common Stock" shall mean the shares of Park Hill's $0.001 par value per share common stock.

     "Park Hill Controlling Shareholders" shall mean John P. O'Shea, Deborah
A. Salerno and Frank L. Kramer.

     "Park Hill Loss" shall have the meaning set forth in Section 5.5.

     "Park Hill Shareholders" shall have the meaning set forth in Section
6.7(a).

     "Periodic Reports" shall mean the Forms 10-KSB, 10-QSB, 8-K, and other Commission filings required by the Securities Exchange Act of 1934, as amended and Securities Act of 1933, as amended which have been filed by Park Hill with the Commission for the period beginning on January 1, 2004 and ending at the Closing Date.

     "Person" shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

     "Polara Common Stock" shall mean the shares of Polara's $1.00 par value per share common stock.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Subsidiary" of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

     "Tax" and "Taxes" shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental or regulatory authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

     "Tax Returns" shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Termination Date" shall have the meaning set forth in Section 6.6.

     "Trademarks" means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature.

     "Trade Secrets" means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

     The words "hereof", "herein" and "hereunder" and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

                            ARTICLE II

    Transactions; Terms of Share Exchange; Manner of Exchange

     2.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below):

          (a) Park Hill shall issue to each of the Company Shareholders and/or their designees an aggregate of 73,834,000 newly issued shares of Park Hill Common Stock (the "Exchange Consideration") in the names and denominations as set forth on Schedule 2.1 hereto (or 1476.68 shares of Park Hill Common Stock for each share of Polara Common Stock).

          (b) Each Company Shareholder agrees to deliver to Park Hill an original stock certificate evidencing the number of issued shares of the Company as set forth opposite such name on Schedule 2.1 hereto along with appropriately executed transfer documents in favor of Park Hill, in order to effectively vest in Park Hill all right, title and interest in and to the Polara Common Stock.

     (c) The Exchange shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Park Hill and the Company, and the managers and members of DeYi.

     2.2  Escrow Provisions.

     (a) Upon the consummation of the Share Exchange, the Park Hill Controlling Shareholders and/or other shareholders of Park Hill shall deposit an aggregate of 2,379,184 shares of Park Hill (the "Escrow Shares"), in escrow at the law offices of Andrew N. Bernstein, P.C., 5445 DTC Parkway, Suite 520, Greenwood Village, Colorado 80111 (the "Escrow Agent"). The Escrow Agent agrees to hold these shares pursuant to the terms and conditions of the escrow agreement, substantially in the form attached hereto as Exhibit A, from the Closing Date until the earlier of (i) the consummation of the Financing, or
(ii) 120 days after the finalization of the private placement memorandum and the delivery to Westminster Securities Corporation of the Company and DeYi's audited financial statements for the fiscal year ended December 31, 2005 (the "Escrow Term"). The Escrow Term shall be automatically extended until the termination date of the offering for the Financing (as set forth in the final private placement memorandum and any amendment thereto that is prepared for and used in the Financing) in the event that the Financing is delayed or postponed by the mutual agreement of the Company and Westminster Securities Corporation for any reason. The Parties hereto acknowledge and agree that the acceptance by the Company or Deyi of funds after the 120 day period of the Financing shall be considered to be an extension of the Financing by the mutual agreement of the Company and Westminster Securities Corporation. If the Financing, in the amount of not less than $5,000,000, is consummated during the Escrow Term, the Escrow Agent, at the closing of the Financing, shall deliver the Escrow Shares to the shareholders of Park Hill who delivered the Escrow Shares to the Escrow Agent. In the event that the Financing is not consummated in the amount of not less than $5,000,000 during the Escrow Term, the Escrow Agent shall deliver the Escrow Shares to the Company and the Escrow Shares shall be cancelled on the stock transfer records of Park Hill. During the Escrow Term, the shareholders of Park Hill who delivered the Escrow Shares to the Escrow Agent shall have a right to vote the Escrow Shares and have a right to any and all dividends paid to the holders of Park Hill Common Stock.

     (b) During the Escrow Term, the Company shall be responsible for any and all expenses (including attorneys fees, accountant fees, filing fees and edgarization fees) associated with the filing by Park Hill of any and all reports (including, but not limited to, current reports on Form 8-K, quarterly reports on Form 10-QSB and annual reports on Form 10-KSB) with the Commission. Further, the Company shall be responsible for any and all expenses associated with the Share Exchange after the date of the execution of this Agreement (including attorneys fees). The Company shall pay such fees within 20 days of the receipt of such invoices from Park Hill. Further, the Company has agreed to pay $3,000 of Park Hill's attorneys fees incurred by Schlueter & Associates, P.C. in connection with the preparation of this Agreement prior to its execution.

     2.3 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 A.M. on the date following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby as set forth in
Article VI (other than conditions with respect to actions the respective parties will take at the Closing itself)(the "Closing Date"). The Closing shall be held at the offices of Schlueter & Associates, P.C., 1050 17th Street, Suite 1750, Denver, Colorado 80265, or at such other location or time as may be mutually agreed upon by the parties.

     2.4 Effective Time. The Exchange and other transactions contemplated by this Agreement shall become effective on the Closing Date (the "Effective Time").

     2.5 Exchange of Shares. At the Closing, the stockholders of the Company shall surrender each certificate or certificates which represented shares of the Company's Common Stock immediately prior to the Closing Date (the "Certificates") and shall at the Effective Time receive in exchange therefore the number of whole Exchange Consideration issuable in respect of all shares of Park Hill's Common Stock held by such stockholder of the Company (the number of shares issuable to the respective stockholder shall be rounded up to the next whole number). Park Hill shall not be obligated to deliver the Exchange Consideration to which a stockholder of the Company is entitled as a result of the Exchange until such shareholder surrenders its Certificate or Certificates for exchange as provided in this Section 2.5. Any other provision of this Agreement notwithstanding, Park Hill shall not be liable to a holder of the Company's Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.6 Legending of Securities. Each certificate for Park Hill Common Stock to be issued to the Company Shareholders as part of the Exchange Consideration shall bear substantially the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT, IN THE
CIRCUMSTANCES, REQUIRED UNDER THE ACT".

     2.7  Fractional Shares.   Notwithstanding any other provision of this
Agreement, if the Company Shareholders would otherwise have been entitled to receive a fraction of a share of Park Hill's Common Stock (after taking into account all certificates delivered by the Company's stockholders), the number of shares issuable to the respective stockholder shall be rounded up to the next whole number.

     2.8 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such stockholder of the Company (setting forth the number of shares of the Company's Common Stock represented by such lost, stolen or destroyed Certificates), after reasonable investigation by Park Hill to confirm ownership of such Certificate, which shall be satisfactory to Park Hill, in Park Hill's sole satisfaction, Park Hill shall pay such stockholder of the Company the Exchange Consideration to which such stockholder is entitled. Further, any stockholder representing that there is a lost, stolen or destroyed Certificate shall agree to indemnify and hold harmless Park Hill from and against any and all liability, loss, damage and expense in connection with, or arising out of such lost, stolen or destroyed Certificate.

                           ARTICLE III

           Representations and Warranties of Park Hill

     In order to induce the Company and the Company Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Park Hill makes the representations and warranties set forth below to the Company and the Company Shareholders.

     3.1 Organization. Park Hill is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Park Hill is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on Park Hill.

     3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by Park Hill and all other agreements to be executed, delivered and performed by Park Hill pursuant to this Agreement (collectively, the "Exchange Documents") and the consummation by Park Hill of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of Park Hill. This Agreement and the Exchange Documents have been duly executed and delivered by Park Hill, and constitute the legal, valid and binding obligation of Park Hill, assuming the due authorization, execution and delivery of this Agreement by the Company, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

     3.3 No Violation or Conflict. To the Knowledge of Park Hill, the execution, delivery and performance of this Agreement and the Exchange Documents by Park Hill, and the consummation by Park Hill of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of Park Hill's Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Park Hill pursuant to any instrument or agreement to which Park Hill is a party or by which Park Hill or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

     3.4 Consents of Governmental Authorities and Others. To the Knowledge of Park Hill, other than in connection with the provisions of the Nevada Revised Statutes, the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by Park Hill in connection with the execution, delivery or performance of this Agreement by Park Hill or the consummation by Park Hill of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by the Company.

     3.5 Conduct of Business. Except as disclosed on Schedule 3.5 hereto, since September 30, 2005, Park Hill has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect on Park Hill. Except as disclosed on Schedule 3.5 hereto, since September 30, 2005, Park Hill has not (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $10,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement;
(j) to the Knowledge of Park Hill, been named as a party in any Litigation , or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) to the Knowledge of Park Hill, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on Park Hill.


     3.6 Litigation. There is no Litigation pending or, to the Knowledge of Park Hill threatened, before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting Park Hill (as plaintiff or defendant) or (b) against Park Hill relating to the Park Hill Common Stock or the transactions contemplated by this Agreement.

     3.7 Brokers. Park Hill has not employed any broker or finder, nor has it nor will it incur directly or indirectly, any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

     3.8 Compliance. To the Knowledge of Park Hill, Park Hill is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to Park Hill and its assets and properties. To the Knowledge of Park Hill, Park Hill is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

     3.9 Charter, Bylaws and Corporate Records. The Company has been provided with true, correct and complete copies of (a) the Articles of Incorporation of Park Hill, as amended and in effect on the date hereof, (b) the Bylaws of Park Hill, as amended and in effect on the date hereof, and (c) the minute books of Park Hill (containing all corporate proceedings from the date of incorporation). Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of Park Hill from the date of their incorporation to the date hereof which were memorialized in writing.

     3.10 Subsidiaries.  Park Hill has no Subsidiaries or Investments.

     3.11 Capitalization. As of the date of this Agreement, the authorized capital stock of Park Hill consists of 25,000,000 shares of common stock, $0.001 par value per share, of which as of the date of this Agreement, 3,886,000 shares are issued and outstanding. All shares of outstanding Park Hill Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable.

     3.12 Rights, Warrants, Options. There are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of Park Hill; (b) options, warrants, subscriptions, puts, calls, or other rights to acquire capital stock or other equity interests of Park Hill; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by Park Hill of any capital stock or other equity interests of Park Hill, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

     3.13 Commission Filings and Financial Statements. All of the Periodic Reports and other filings required to be filed by Park Hill have been filed with the Commission for the periods indicated in the definition of Periodic Reports, and as of the date filed, each of the Periodic Reports were true, accurate and complete in all material respects and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The financial statements included in the Periodic Reports of Park Hill: (a) have been prepared in accordance with the books of account and records of Park Hill; (b) fairly present, and are true, correct and complete statements in all material respects of Park Hill's financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with GAAP consistently applied with prior periods.

     3.14 Absence of Undisclosed Liabilities.   Except as set forth in
Schedule 3.14, other than as disclosed by the Periodic Reports and the financial statements of Park Hill included in the Periodic Reports, Park Hill does not have any Liabilities. Except as set forth in Schedule 3.14, Park Hill has no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of Park Hill.

     3.15 Real Property. Park Hill does not own any fee simple interest in real property. Park Hill does not lease, sublease, or have any other contractual interest in any real property.

     3.16 Benefit Plans and Agreements. Park Hill is not a party to any Benefit Plan or Employment Agreement under which Park Hill currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of Park Hill.

     3.17 Taxes.

     (a) Park Hill has properly prepared and timely filed its Tax Return for the fiscal year ended December 31, 2004. Such Tax Return is true, correct and complete in all material respects and has been completed in accordance with applicable Laws.

     (b)  All Taxes payable by Park Hill have been fully and timely paid.
The cash reserves or accruals for Taxes provided in the books and records of Park Hill with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been established in accordance with GAAP and are, or prior to the Closing Date, will be, sufficient for all unpaid Taxes of Park Hill through and including the Closing Date (including, without limitation, with respect to any Taxes resulting from the transactions contemplated by this Agreement).

     (c) Neither Park Hill nor any Person on behalf of or with respect to Park Hill have executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of Park Hill with respect to any Tax matter is currently in force.

     (d) Park Hill is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and Park Hill has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

     (e) No Tax Return concerning or relating to Park Hill or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and Park Hill has not been notified of any request for such an audit or other examination. To the Knowledge of Park Hill, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to Park Hill, or its operations, has not been filed, that it is or may be subject to taxation by that jurisdiction.

     (f) Park Hill has never been included in any consolidated, combined, or unitary Tax Return.

     (g) To the Knowledge of Park Hill, Park Hill has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld from employee salaries, wages and other compensation, and has paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable laws.

     (h) Park Hill has not (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Internal Revenue Code of 1986 ("Code") or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Park Hill, and Park Hill has no Knowledge that the Internal Revenue Service ("IRS") has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Park Hill, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Park Hill or (iii) requested any extension of time within which to file any Tax Return concerning or relating to Park Hill or its operations.

     (i)  To the Knowledge of Park Hill, no property owned by Park Hill is
(i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

     (j) Park Hill is not subject to any private letter ruling of the IRS, or comparable rulings of other taxing authorities.

     (k) Park Hill does not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes, or would be treated as a pass-through or disregarded entity for any Tax purpose.

     (l) Park Hill has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

     (m) Park Hill has no elections in effect for U.S. federal income Tax purposes under Sections 108, 168, 441, 472, 1017, 1033 or 4977 of the Code.

     3.18 Environmental Matters. No real property used by Park Hill presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws (as defined below). To the Knowledge of Park Hill, Park Hill is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the "Environmental Laws") applicable to Park Hill or its business as a result of any hazardous substance utilized by Park Hill in its businesses or otherwise placed at any of the facilities owned, leased or operated by Park Hill, or in which Park Hill has a contractual interest. Park Hill has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by Park Hill with any Environmental Laws, and to the Knowledge of Park Hill, there is no Litigation pending or threatened against Park Hill with respect to any violation or alleged violation of the Environmental Laws, and to Park Hill's Knowledge, there is no reasonable basis for the institution of any such Litigation.

     3.19 Material Agreements. Except as set forth on Schedule 3.19, Park Hill has no material written and oral contracts or agreements including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Ten Thousand Dollars ($10,000.00) in each instance; (iii) agreement which restricts Park Hill from engaging in any line of business or from competing with any other Person; or
(iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, or business of Park Hill (collectively, and together with the employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material Park Hill Agreements").

     3.20 Disclosure. No representation or warranty of Park Hill contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of Park Hill to the Company pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide the Company, DeYi and the Company Shareholders with full and proper information as to the business, financial condition, assets, liabilities, and results of operation of Park Hill and the value of the properties or the ownership of Park Hill.

                            ARTICLE IV

      Representations and Warranties of the Company and DeYi

     In order to induce Park Hill and the Park Hill Controlling Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, the Company, the Company Controlling Shareholders and DeYi make the representations and warranties set forth below to Park Hill and the Park Hill Controlling Shareholders.

     4.1 Organization. The Company is a British Virgin Islands international business company duly organized, validly existing and in good standing under the laws of the British Virgin Islands. DeYi is a People's Republic of China limited liability company, duly organized, validly existing and in good standing under the laws of the People's Republic of China. The Company and DeYi are duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of their properties or the conduct of their respective business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Company or DeYi.

     4.2 Authorization; Enforceability. The Company and DeYi have the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents executed and delivered by the Company and DeYi pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of the Company and DeYi, assuming the due authorization, execution and delivery of this Agreement by Park Hill, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principals of equity.

     4.3  No Violation or Conflict.  To the Knowledge of the Company and
DeYi, the execution, delivery and performance of this Agreement and the other documents contemplated hereby by the Company and DeYi, and the consummation by the Company and DeYi of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Company's memorandum and articles of association or DeYi's operating agreement; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company or DeYi pursuant to any instrument or agreement to which the Company or DeYi is a party or by which the Company or DeYi or their respective properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

     4.4 Consents of Governmental Authorities and Others. The Company and Deyi have not obtained any consents in connection with the provisions of the British Virgin Islands International Business Companies Act, or the laws of the People's Republic of China. No consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Company or DeYi in connection with the execution, delivery or performance of this Agreement by the Company or DeYi or the consummation by them of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by Park Hill.

     4.5 Litigation. To the Knowledge of the Company and DeYi, there is no Litigation pending or threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting the Company or DeYi (as plaintiff or defendant) or (b) against the Company or DeYi relating to the Company's Common Stock and DeYi's Membership Interests or the transactions contemplated by this Agreement.

     4.6 Brokers. Except for the engagement of Westminster Securities Corporation to serve as placement agent for the Financing, the Company and DeYi have not employed any broker or finder, and have not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

     4.7 Compliance. To the Knowledge of the Company and DeYi, the Company and DeYi are in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to the Company and DeYi and their assets and properties, except where such noncompliance would not have a Material Adverse Effect on the Company or DeYi. To the Knowledge of the Company and DeYi, they are not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

     4.8 Charter, Bylaws and Corporate Records. Park Hill has been provided with true, correct and complete copies of (a) the memorandum and articles of association of the Company, as amended and in effect on the date hereof, (b) the articles of organization and operating agreement of DeYi, as amended and in effect on the date hereof, and (c) the minute books of the Company and DeYi (containing all corporate proceedings from the date of incorporation). Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company and DeYi from their date of their incorporation to the date hereof which were memorialized in writing.

     4.9  Capitalization.

     (a) The Company. As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000 shares of Polara Common Stock. The Company has issued and outstanding 50,000 shares of Common Stock. The outstanding Polara Common Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of the Company. The outstanding Polara Common Stock is owned by its stockholders in the amounts set forth on Schedule
2.1. All of the outstanding Polara Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company.

     (b) Deyi. As of the date of this Agreement, Deyi has issued and outstanding $10,000,000 in DeYi Membership Interests. The outstanding DeYi Membership Interests constitute one hundred percent (100%) of the issued and outstanding DeYi Membership Interests. All of the outstanding DeYi Membership Interests have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. There are no dividends which have accrued or been declared but are unpaid on the DeYi Membership Interests.

     4.10 Subsidiaries. Except for DeYi, the Company has no Subsidiaries or Investments. DeYi has no Subsidiaries or Investments.

     4.11 Rights, Warrants, Options. There are no outstanding: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company or DeYi; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Company or DeYi; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company or DeYi of any capital stock or other equity interests of the Company or DeYi, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

     4.12 Conduct of Business. Since September 30, 2005, the Company and
DeYi have conducted their businesses in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or business of DeYi. Since September 30, 2005, neither the Company nor DeYi has (a) amended their memorandum and articles of association or their operating agreement; (b) issued, sold or authorized for issuance or sale, shares of any class of their securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of their capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of their properties, assets, or business; (e) granted or made any mortgage or pledge or subjected themselves or any of their properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $100,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) to the Knowledge of the Company or DeYi, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) to the Knowledge of the Company or DeYi, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company or DeYi.

     4.13 Taxes.

     (a) The Company and DeYi have properly prepared and timely filed all Tax Returns relating to any and all Taxes concerning or attributable to it or its operations for any period ending on or before the Closing Date and such Tax Returns are true, correct and complete in all material respects and have been completed in accordance with applicable Laws.

     (b) All Taxes (whether or not shown on any Tax Return) payable by the Company and DeYi have been fully and timely paid. The cash reserves or accruals for Taxes provided in the books and records of the Company and DeYi with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been established in accordance with GAAP and are, or prior to the Closing Date, will be, sufficient for all unpaid Taxes of the Company and DeYi through and including the Closing Date (including, without limitation, with respect to any Taxes resulting from the transactions contemplated by this Agreement).

     (c) Neither the Company, DeYi nor any Person on behalf of or with respect to the Company or DeYi have executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of the Company and DeYi with respect to any Tax matter is currently in force.

     (d) The Company and DeYi are not parties to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and the Company and DeYi have not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

     (e) No Tax Return concerning or relating to the Company and DeYi or their operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and the Company and DeYi have not been notified of any request for such an audit or other examination. To the Knowledge of the Company and DeYi, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to the Company and DeYi, or their operations, have not been filed, that it is or may be subject to taxation by that jurisdiction.

     (f) The Company and DeYi have never been included in any consolidated, combined, or unitary Tax Return.

     (g) To the Knowledge of the Company and DeYi, the Company and DeYi have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and have duly and timely withheld from employee salaries, wages and other compensation, and have paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable laws.

     (h) Neither the Company nor DeYi has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company and DeYi, and the Company and DeYi have no Knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company and DeYi, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company and DeYi or (iii) requested any extension of time within which to file any Tax Return concerning or relating to the Company and DeYi or their operations.

     (i) To the Knowledge of the Company and DeYi, no property owned by the Company and DeYi is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

     (j) The Company and DeYi are not subject to any private letter ruling of the IRS, or comparable rulings of other taxing authorities.

     (k) The Company and DeYi do not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes, or would be treated as a pass-through or disregarded entity for any Tax purpose.

     (l) The Company and DeYi have not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

     (m) The Company and DeYi have no elections in effect for U.S. federal income Tax purposes under Sections 108, 168, 441, 472, 1017, 1033 or 4977 of the Code.

     4.14 Environmental Matters. No real property used by the Company or DeYi presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws. To the Knowledge of the Company and DeYi, the Company and DeYi are in compliance with all Environmental Laws applicable to the Company or DeYi or their business as a result of any hazardous substance utilized by the Company or DeYi in their businesses or otherwise placed at any of the facilities owned, leased or operated by the Company or DeYi, or in which the Company or DeYi have a contractual interest. The Company and DeYi have not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by the Company or DeYi with any Environmental Laws, and to the Knowledge of the Company and DeYi, there is no Litigation pending or threatened against the Company or DeYi with respect to any violation or alleged violation of the Environmental Laws, and to the Company and DeYi's Knowledge, there is no reasonable basis for the institution of any such Litigation.

     4.15 Financial Statements. Attached hereto as Exhibit B are the Financial Statements. The Financial Statements (a) have been prepared in accordance with the books of account and records of DeYi; (b) fairly present, and are true, correct and complete statements in all material respects of DeYi's financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with GAAP consistently applied with prior periods.

     4.16 Absence of Undisclosed Liabilities. Other than as disclosed by the Financial Statements of the Company and DeYi for the nine months ended September 30, 2005, Polara and DeYi do not have any Liabilities. The Company and DeYi do not have any Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company or DeYi.

     4.17 Employment Agreements; Employee Benefit Plans and Employee
Payments. The Company and DeYi are not parties to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which either the Company or DeYi currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of the Company (collectively, "Benefit Plans"). Schedule 4.17 contains a true and correct statement of the names, relationship with the Company and DeYi, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ending December 31, 2005 of each director, officer and employee of the Company and DeYi who makes in excess of $100,000. Further, the Company and DeYi are not a party to any employment agreement which could result in the payment to any current, former, future director, employee, consultant or advisor of the Company or DeYi of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee, director, consultant or advisor as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

     4.18 Intellectual Property.

     (a) Schedule 4.18 contains a true and correct statement of all of the Intellectual Property owned by the Company and DeYi. The Company and DeYi have taken all necessary and desirable action to maintain the validity of any patent and trademark registration.

     (b) The Company and DeYi have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and have not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company or DeYi must license or refrain from using any intellectual property rights of any third party). To the Knowledge of the Company and DeYi, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Intellectual Property rights.

     (c) Neither the Company nor DeYi has granted any license, agreement, or other permission to any third party with respect to any of the Intellectual Property.

     (d) With respect to each item of Intellectual Property, the Company and DeYi possess all right, title, and interest in and to the Intellectual Property free and clear of any Security Interest, license or other encumbrance;

     (e) The Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

     (f) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the Intellectual Property; and

     (g) Neither the Company nor DeYi has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Intellectual Property.

     4.19 Properties. The Company and Deyi have good, clear and marketable title to all the tangible properties and tangible assets reflected in the balance sheet dated September 30, 2005 as being owned by the Company or Deyi or acquired after the date thereof which are, individually or in the aggregate, material to Deyi's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

     4.20 Disclosure. No representation or warranty of the Company, the Company Controlling Shareholders or DeYi contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of the Company, the Company Controlling Shareholders or DeYi to Park Hill and the Park Hill Controlling Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide Park Hill and the Park Hill Controlling Shareholders with full and proper information as to the business, financial condition, assets, liabilities, or results of operation of the Company and DeYi and the value of the properties or the ownership of the Company or DeYi.

                            ARTICLE V

                      Additional Agreements

     5.1 Survival of the Representations and Warranties. The representations and warranties and covenants set forth in Article III and
Article IV of this Agreement shall survive the Closing until the expiration of twenty-four (24) months from the Closing Date. No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 5.1.

     5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

     5.3 The Company and DeYi Indemnification. Park Hill and the Park Hill Controlling Shareholders, jointly and severally, agree to indemnify and hold harmless the Company and DeYi, and each of the Company and DeYi's directors, officers, employees, Affiliates and agents from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses)(a "Company/Deyi Loss") which are caused by or arise out of: (a) any breach or default in the performance by Park Hill of any covenant or agreement made by Park Hill in this Agreement; (b) any breach of any representation or warranty made by Park Hill in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

     5.4 Limitations on the Company and DeYi's Indemnification from Park Hill. Notwithstanding anything contained herein to the contrary, the Company and DeYi shall not be entitled to indemnification from Park Hill or the Park Hill Controlling Shareholders for a Company/Deyi Loss under the provisions of
Section 5.3 hereof, unless and until the aggregate amount of all Company/DeYi Losses under Section 5.3 shall have exceeded $10,000, in which event the Company or DeYi shall be entitled to such indemnification for all of the Company/Deyi Loss that exceeds $10,000 from Park Hill or the Park Hill Controlling Shareholders; provided, that, the amount of any Company/Deyi Loss for which indemnification is provided under Section 5.3 hereof shall be net of any amounts recovered by the Company and DeYi under insurance policies with respect to such Company/Deyi Loss from Park Hill or the Park Hill Controlling Shareholders. The Company and DeYi shall in a timely fashion submit a claim to its insurance carrier with respect to any Company/DeYi Loss from Park Hill or the Park Hill Controlling Shareholders for which Park Hill and the Park Hill Controlling Shareholders are obligated to provide indemnification to the Company or DeYi hereunder. Indemnification from Park Hill or the Park Hill Controlling Shareholders shall be limited to $200,000.

     5.5 Park Hill's Indemnification for this Agreement. The Company, the Company Controlling Shareholders and DeYi, jointly and severally, agree to indemnify and hold harmless Park Hill, and its current and former directors, officers, employees, Affiliates, agents and the Park Hill Controlling Shareholders from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses)(a "Park Hill Loss") which is caused by or arise out of: (a) any breach or default in the performance by the Company, the Company Controlling Shareholders or DeYi of any covenant or agreement made by the Company, the Company Controlling Shareholders or DeYi in this Agreement; (b) any breach of any representation or warranty made by the Company, the Company Controlling Shareholders or DeYi in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

     5.6  Limitations on Park Hill and the Park Hill Controlling
Shareholders Indemnification. Notwithstanding anything contained herein to the contrary, Park Hill and the Park Hill Controlling Shareholders shall not be entitled to indemnification for a Park Hill Loss under the provisions of
Section 5.5 hereof, unless and until the aggregate amount of all Park Hill Losses under Section 5.5 shall have exceeded $10,000, in which event Park Hill and the Park Hill Controlling Shareholders shall be entitled to such indemnification for all Park Hill Losses that exceeds $10,000 from the Company or DeYi; provided, that, the amount of any Park Hill Losses for which indemnification is provided under Section 5.5 hereof shall be net of any amounts recovered by Park Hill and the Park Hill Controlling Shareholders under insurance policies with respect to such Park Hill Loss. Park Hill and the Park Hill Controlling Shareholders shall in a timely fashion submit a claim to its insurance carrier with respect to any Park Hill Losses for which the Company or DeYi is obligated to provide indemnification to Park Hill and the Park Hill Controlling Shareholders hereunder. Indemnification from the Company or DeYi shall be limited to $200,000.

     5.7 Indemnification of Park Hill, and its Officers, Directors and the Park Hill Controlling Shareholders for the Financing. The Company, DeYi and the Company Controlling Shareholders agree to indemnify and hold harmless Park Hill, and its Officers, Directors and the Park Hill Controlling Shareholders, and their affiliates, attorneys, and agents from and against any Park Hill Losses which are caused by or arise out of the Financing, provided that such Park Hill Loss is not the result of any prior acts of Park Hill's pre Exchange officers and directors that occurred prior to the consummation of the Exchange. Indemnification pursuant to this Section 5.7 shall have no limitation.

     5.8 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

     (a) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

     (b) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

     (c) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

     With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                            ARTICLE VI
            Closing; Deliveries; Conditions Precedent

     6.1 Closing; Effective Date. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     6.2  Deliveries

     (a)  At Closing, Park Hill shall deliver the following documents to the
Company:

          (1)  the certificates representing the Exchange Consideration;

          (2) consent minutes from the Board of Directors appointing at least three directors and officers, to be designated by the Company not less than 20 days prior to the Closing Date, to the Board of Directors of Park Hill and as officers of Park Hill and the written resignations of Park Hill's officers and directors from all of their positions as Park Hill's officers and/or directors, all to be effective upon the Effective Date;

          (3) the minute books of Park Hill, including its corporate seals, unissued stock certificates, stock registers, Articles of Incorporation, Bylaws and corporate minutes approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

          (4) certificates issued by the Secretary of State of Nevada, as of a recent date, as to the good standing of Park Hill in its jurisdiction of incorporation and certifying its Articles of Incorporation;

          (5) certificates dated the Closing Date, of an officer of Park Hill setting forth that authorizing resolutions were adopted by Park Hill's Board of Directors, approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

          (6) the favorable opinion of counsel to Park Hill, dated the Closing Date, in a form reasonably acceptable to the Company and DeYi, and

          (7)  the certificates referred to in Section 6.3(d);

          (8) such other documents and instruments as the Company and DeYi may reasonably request; and

          (9) the Escrow Shares which shall be delivered to the Escrow Agent and an executed copy of the Escrow Agreement.

     (b) At Closing, the Company, the Company Shareholders and DeYi shall deliver the following documents to Park Hill:

          (1) the Certificates of the Company's Common Stock to be delivered to Park Hill;

          (2) a certificate from the Registrar of the British Virgin Islands, as of a recent date, as to the good standing of the Company and certifying its Memorandum and Articles of Association;

          (3) certificates dated the Closing Date, of an officer of the Company and DeYi setting forth that authorizing resolutions were adopted by each of the Company's and DeYi's Board of Directors, approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

          (4) the favorable opinions of counsel to the Company and DeYi (including counsel from both the British Virgin Islands and People's Republic of China), dated the Closing Date, in a form reasonably acceptable to Park Hill;
          (5)  the financial statements set forth in Section 6.4(g);

          (6)  the certificates referred to in Section 6.4(d);

          (7) such other documents and instruments as Park Hill may reasonably request; and

          (8)  an executed copy of the Escrow Agreement.

     6.3 Conditions Precedent to the Obligations of the Company and DeYi. Each and every obligation of the Company and DeYi to consummate the transactions described in this Agreement and any and all liability of the Company and DeYi to Park Hill shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

     (a) Representations and Warranties True. Each of the representations and warranties of Park Hill contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

     (b) Performance. Park Hill shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

     (c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of Park Hill between the date of execution of this Agreement and the Closing Date.

     (d) Park Hill's Certificates. Park Hill shall have delivered to the Company and DeYi a certificate dated the Closing Date, certifying that the conditions specified in Section 6.3(a), (b) and (c) above have been fulfilled and as to such other matters as the Company and DeYi may reasonably request.

     (e) Appointment. At least three directors and officers, to be designated by the Company not less than 20 days prior to the Closing Date, shall have been appointed to the Board of Directors of Park Hill and as officers of Park Hill effective at the Closing Date.

     (f) Consents. Park Hill shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement.

     (g) Due Diligence Review. Each of the Company and DeYi shall have completed their due diligence investigation of Park Hill to its satisfaction, in its sole and absolute discretion.

     (h) Increase in Authorized Shares of Common Stock Effective. Prior to the Closing Date, Park Hill shall have filed with the Secretary of State of Nevada a Certificate of Amendment to its Articles of Incorporation, and all other necessary documentation, to effectuate an increase in the authorized number of shares of Park Hill Common Stock from 25,000,000 to 200,000,000.

     (i) Filing of Schedule 14f-1. Park Hill shall, not less than 10 days prior to the Closing Date, have filed a Schedule 14f-1 with the Commission and transmit to holders of record of securities of Park Hill who would be entitled to vote at a meeting for election of directors, information required pursuant to Rule 14f-1 of the Exchange Act. The Schedule 14f-1 shall have indicated that the directors to be appointed to the Board of Directors of Park Hill, as set forth in Section 6.3(e) shall be effective at the Closing Date.

     (j)  Name Change.   Prior to the Closing Date, Park Hill shall have
filed with the Secretary of State of Nevada a Certificate of Amendment to its Articles of Incorporation to change its name to China Textile Development, Inc., or such other available name as specified in writing by the Company.

     6.4 Conditions Precedent to the Obligations of Park Hill. Each and every obligation of Park Hill to consummate the transactions described in this Agreement and any and all liability of Park Hill to the Company and DeYi shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

     (a) Representations and Warranties True. Each of the representations and warranties of the Company, the Company Controlling Shareholders and DeYi contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

     (b) Performance. The Company and DeYi shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of the Company and DeYi between the date of execution of this Agreement and the Closing Date.

     (d) The Company, the Company Controlling Shareholders and DeYi's Certificates. The Company, the Company Controlling Shareholders and DeYi shall each have delivered a certificate addressed to Park Hill, dated the Closing Date, certifying that the conditions specified in Sections 6.4(a), (b) and (c) above have been fulfilled.

     (e) Consents. The Company and DeYi shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement, including but not limited to, those with respect to any Material Agreement of the Company and DeYi.

     (f) Due Diligence Review. The Park Hill shall have completed its due diligence investigation of the Company and DeYi to its satisfaction, in its sole and absolute discretion.

     (g) Consolidated Financial Statements. Not less than 10 days prior to the Closing Date, the Company and Deyi shall have delivered to Park Hill (i) the Company and Deyi's audited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal years ended December 31, 2005 and 2004 with an unqualified opinion and
(ii) the Company and Deyi's unaudited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the nine month periods ended September 30, 2005 and September 30, 2004. The Company and DeYi shall have their audit firm review its unaudited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the nine-month period ended September 30, 2005 and 2004. The financial statements described above in this Section 6.4(g) shall:
(a) have been prepared in accordance with the books of account and records of the Company and DeYi; (b) fairly present, and are true, correct and complete statements in all material respects of the Company and DeYi's financial condition and the results of its operations at the dates and for the periods specified in those statements; (c) have been prepared in accordance with United States GAAP consistently applied with prior periods; and (d) each line item contained in the audited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal year ended December 31, 2004 and the unaudited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the nine month periods ended September 30, 2005 and September 30, 2004 that have been reviewed by their audit firm shall contain no material variances to the Financial Statements attached hereto as Exhibit B.

     6.5 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

     6.6 Termination. This Agreement and the transactions contemplated hereby may be terminated (i) at any time by the mutual consent of the parties hereto; (ii) by the Company and DeYi or by Park Hill, if the Closing has not occurred on or prior to April 15, 2006 (such date of termination being referred to herein as the "Termination Date"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (iii) by the Company or Deyi at any time at or prior to Closing in its sole discretion if (1) any of the representations or warranties of Park Hill in this Agreement are not in all material respects true, accurate and complete or if Park Hill breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to Park Hill's obligations to conduct the Closing have not been satisfied by the date required thereof; (iv) by Park Hill at any time at or prior to Closing in its sole discretion if (1) any of the representations or warranties of the Company, the Company Controlling Shareholders or DeYi in this Agreement are not in all material respects true, accurate and complete or if the Company or DeYi breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to the Company or DeYi's obligations to conduct the Closing have not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this Section 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the respective obligations of the parties under Sections 8.1 shall survive the termination of this Agreement.

     6.7  Registration Rights.

     (a)  Piggy Back Rights.  If, at any time after the Closing Date,
Park Hill shall determine to proceed with the preparation and filing of a registration statement pursuant to the Securities Act in connection with the proposed offer and sale or resale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8, or other limited purpose form), the Company will give written notice of its determination to all of the holders of shares of Common Stock of Park Hill who were holders as of the business day prior to the Closing Date ("Park Hill Shareholders"). Upon receipt of a written request from any Park Hill Shareholder, within thirty (30) days after receipt of any such notice from Park Hill, Park Hill will cause all such shares of Park Hill Common Stock then owned by such Park Hill Shareholders and requested by such Park Hill Shareholders to be included in such registration statement, all to the extent required to permit the sale or other disposition by such Park Hill Shareholder of such shares. The obligation of the Company under this Section 6.7(a) shall be limited as to the first registration statement filed by the Company. In the event that (i) the Financing, in any amount, is not consummated and there is no registration statement filed in connection with the Financing, (ii) the Commission determines that any of Park Hill's Shareholders are not entitled to registration of some or all of their shares of Park Hill Common Stock in the first or any subsequent registration statement filed by the Company, or (iii) if the Company has been advised by counsel or underwriters to the Company that the registration of any or all such shares of Park Hill Common Stock then owned by such Park Hill Shareholders and requested by such Park Hill Shareholders to be included in such registration statement would have a Material Adverse Effect, or would be improper in view of a proposed financing, reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company, the registration rights pursuant to this
Section 6.7 shall continue until all such shares of Park Hill Common Stock then owned by such Park Hill Shareholders are registered. Park Hill will notify each Park Hill Shareholder of the date of effectiveness of any registration statement in which such Park Hill Common Stock is registered.

     (b) Expenses. All expenses incurred by the Company in connection with the registration of such securities pursuant to this Section 6.7 shall be borne by the Company.

                           ARTICLE VII
                            Covenants

     7.1 Financing. Immediately after the Closing Date, Park Hill (post Exchange) shall engage in an offering of its securities pursuant to which Westminster Securities Corporation shall serve as placement agent. In the Financing, Park Hill shall attempt to raise not less than $5,000,000 among private investors on terms and conditions acceptable to Park Hill (post Exchange) in its sole and absolute discretion.

     7.2 General Confidentiality. Each of the Parties will treat and hold as such all of the Confidential Information of the other Parties, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the Exchange and the Financing, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the affected Party promptly of the request or requirement so that the affected Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.2. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request of the affected Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     7.3 Tax Treatment. Neither Park Hill, the Company, the Company Shareholders or DeYi will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as tax-free exchange under the Internal Revenue Code.

     7.4 General. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article V).

                           ARTICLE VIII
                          Miscellaneous

     8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to Park Hill:         Park Hill Capital III, Corp.
                         P.O. Box 461029
                         Glendale, Colorado 80246
                         Attn:  Frank L. Kramer


     With a copy to:     Henry F. Schlueter, Esq.
                         Schlueter & Associates, P.C.
                         1050 17th Street, Suite 1750
                         Denver, Colorado 80265

If to the Company,
The Company Shareholders or
DeYi:                    Polara Global Limited
                         Deyi Fashions Cloths Co., Ltd.
                         Rm C 35, 7/F, Shanghai Mart
                         2299 West Yan An Rd.
                         Shanghai, China
                         Attn: Yao De Rong, Chairman

     With a copy to:     Andrew N. Bernstein, P.C.
                         5445 DTC Parkway, Suite 520
                         Greenwood Village, Colorado 80111
                         Attn: Andrew N. Bernstein, Esq.

     Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the fifth business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

     8.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

     8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

     8.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.5  Waiver and Amendment.  Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against
whom such waiver, extension or amendment is sought to be charged.   No waiver
by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

     8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

     8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

     8.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

     8.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

     8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties' sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

     8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada, without reference to the choice of law principles thereof.

     8.14 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of the state of Nevada. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Nevada by virtue of a failure to perform an act required to be performed in the State of Nevada and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Nevada for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Nevada, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Nevada has been brought in an inconvenient forum.

     8.15 Participation of Parties. The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.16 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the shares of Polara Common Stock.

     8.17 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both Park Hill and the Company as to form,
content, timing and manner of distribution.   Nothing contained herein shall
prevent any party from making any filing required by federal or state securities laws or stock exchange rules.

     8.18 No Solicitation. Except as previously agreed to in writing by the other party, neither the Company, DeYi, or Park Hill shall authorize or permit any of their officers, directors, agents, representatives, managers, members, agents, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving Company, DeYi or Park Hill, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to each of the parties of the transactions contemplated hereby. The Company, DeYi, and Park Hill will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.


     [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                         PARK HILL CAPITAL III, CORP.


                              By:/S/______________________________________
                             Deborah A. Salerno, President

                              By:/S/______________________________________
                              Frank L. Kramer, Secretary

                         POLARA GLOBAL LIMITED


                         By:/S/_____________________________________
                              Yao DeRong, Chairman

                         WUJIANG DEYI FASHIONS CLOTHES COMPANY LIMITED

                         By:/S/_____________________________________
                                        Yao DeRong, Chairman

                         POLARA GLOBAL LIMITED'S SHAREHOLDERS

                         /S/_____________________________________
                         Yao DeRong

                         /S/_____________________________________
                         Itochu Textile Materials (ASIA) Limited
                         By:/S/__________________________________

                         /S/_____________________________________
                         Yao Yunzhen

                         /S/_____________________________________
                         Yao Yunhong

                         /S/_____________________________________
                         Ren Weirong

                         /S/_____________________________________
                         Tang Shengli

                         /S/_____________________________________
                         Realty Century Management Ltd.
                         By:/S/__________________________________

                         /S/_____________________________________
                         Good Result Investment Company Limited
                         By:/S/__________________________________

                         /S/_____________________________________
                         Ye Genzhen

                         /S/_____________________________________
                         Gain For Success Enterprises Limited
                         By:/S/__________________________________

                         /S/_____________________________________
                         Sheng Meizhen

                         /S/_____________________________________
                         Ma Binliang

                         /S/_____________________________________
                         Ma Wenying

                         THE PARK HILL CONTROLLING SHAREHOLDERS


                         /S/______________________________________
                         John P. O'Shea


                         /S/______________________________________
                         Deborah A. Salerno


                         /S/______________________________________
                         Frank Kramer

                           EXHIBIT A

                        ESCROW AGREEMENT


See exhibit 99.2

                           EXHIBIT B

                      FINANCIAL STATEMENTS

                          SCHEDULE 2.1

                POLARA COMMON STOCK SHAREHOLDERS


NAME OF SHAREHOLDER SHARES HELD         PARK HILL SHARES

YAO DERONG                   16,000                   23,626,800
ITOCHU TEXTILE MATERIALS
(ASIA) LIMITED                5,000                    7,383,400
YAO YUNZHEN                   5,000                    7,383,400
YAO YUNHONG                   5,000                    7,383,400
REN WEIRONG                   5,000                    7,383,400
TANG SHENGLI                  5,000                    7,383,400
REALTY CENTURY
MANAGEMENT LTD.               1,800                    2,658,024
GOOD RESULT INVESTMENT
COMPANY LIMITED               1,800                    2,658,024
YE GENZHEN                    1,000                    1,476,680
GAIN FOR SUCCESS
ENTERPRISES LIMITED           1,000                    1,476,680
SHENG MEIZHEN                 1,600                    2,362,688
MA BINLIANG                     900                    1,329,012
MA WENYANG                      900                    1,329,012

TOTAL                        50,000

                          SCHEDULE 3.5



Park Hill issued 350,000 shares on November 9, 2005.

                         SCHEDULE 3.14

                    LIABILITIES OF PARK HILL

Obligations to Schlueter & Associates, P.C. in connection with its Engagement Agreement

                         SCHEDULE 3.19

                      MATERIAL AGREEMENTS

Park Hill's Engagement of Schlueter & Associates, P.C.

                         SCHEDULE 4.17

THE COMPANY AND DEYI'S EMPLOYMENT AGREEMENTS, EMPLOYEE BENEFIT PLANS AND
                       EMPLOYEE PAYMENTS

                              None.

                         SCHEDULE 4.18

        THE COMPANY AND DEYI'S INTELLLECTUAL PROPERTY


     TRADEMARK   REGISTRATION           No. 1810477
            Verified Specialize In (Range: No. 24 )
     Lining (Textile); Satin; Textile Fiber Fabric; Plain Stitch fabric (fiber); light fabric; Artificial Fiber Fabric; Silk (fabric); Velvet; Printing Cotton; Fabric; (Specialize in above items)

     Register: WUJIANG DEYI FASHION CLOTHS CO.,LTD
     Register Location: SHENGZE TOWN WUJIANG CITY JIANGSU PROVINCE
                   Validity: 2002-JUL-21-2012-JUL-20

                         APPROVED BY:
              THE INTELLECTUAL PROPERTY BUREAU OF
                   THE CUSTOMS DEPARTMENT OF